                                                                    EXHIBIT i(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm in Post-Effective Amendment No. 13 of AIM Variable Insurance Funds, Inc. and to the use of our reports dated February 3, 1999 on the December 31, 1998 financial statements and financial highlights of each of the funds comprising the AIM Variable Insurance Funds, Inc.

                                                      /s/ TAIT, WELLER & BAKER
                                                      Tait, Weller & Baker

Philadelphia, Pennsylvania
July 9, 1999